EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Shares of Health Discovery Corporation, a Georgia corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated February 14, 2022.

CITADEL SECURITIES LLC

By:	/s/ Guy Miller
Guy Miller, Authorized Signatory

CITADEL SECURITIES GROUP LP

By:	/s/ Guy Miller
Guy Miller, Authorized Signatory

CITADEL SECURITIES GP LLC

By:	/s/ Guy Miller
Guy Miller, Authorized Signatory

KENNETH GRIFFIN

By:	/s/ Gregory Johnson
Gregory Johnson, attorney-in-fact*

_______________

*	Gregory Johnson is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Jaws Acquisitions Corp. on February 1, 2021.